EXHIBIT 4.266

AMENDMENT NO. 1

TO

MASTER MOTOR VEHICLE LEASE
AND SERVICING AGREEMENT (GROUP VIII),
dated as of May 18, 2012

among

RENTAL CAR FINANCE CORP.,
as Lessor,

DTG OPERATIONS, INC.,
as Lessee and Servicer,

those Permitted Lessees
from time to time
becoming Lessees and Servicers thereunder

and

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Guarantor and Master Servicer

AMENDMENT NO. 1
TO MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT (GROUP VIII)

This Amendment No. 1 to the Group VIII Lease (as defined below), dated as of May 18, 2012 (the “Amendment”), by and among  Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), DTG Operations Inc., an Oklahoma corporation (“DTG Operations”), and those Permitted Lessees from time to time becoming Lessees and Servicers pursuant to Section 28 of the Group VIII Lease (each, an “Additional Lessee”), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”) (RCFC, DTG Operations, each Additional Lessee, and DTAG are collectively referred to herein as the “Parties”).

RECITALS:

A.   The Parties wish to amend and supplement the Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of July 28, 2011 (the “Group VIII Lease”), by and among RCFC, as Lessor, DTG Operations, as Lessee and Servicer, each Additional Lessee and DTAG, as Guarantor and Master Servicer as provided herein pursuant to Section 22 thereof;

B.   The Master Collateral Agent and the Trustee wish to consent to this Amendment on the terms set forth herein pursuant to Section 22 of the Group VIII Lease;

C.   The Series 2011-1 Notes and the Series 2011-2 Notes are the sole Group VIII Series of Notes Outstanding and the Series 2011-2 Noteholder signatory hereto (the “Consenting Noteholder”) is (i) the Required Noteholder (as defined in the Base Indenture) with respect to the Series 2011-2 Notes and (ii) the Series 2011-2 Required Noteholder.  The Consenting Noteholder wishes to consent to this Amendment on the terms set forth herein pursuant to Section 22 of the Group VIII Lease, Section 8.7 of the Series 2011-2 Supplement and Section 8.04 of the Series 2011-2 Note Purchase Agreement; and

D.   Pursuant to Section 8.7(c) of the Series 2011-1 Supplement, the Group VIII Lease may be amended without the prior consent of the Series 2011-1 Required Noteholders (as defined in the Series 2011-1 Supplement), to the extent this Amendment does not adversely affect the interests of the Series 2011-1 Noteholders (as defined in the Series 2011-1 Supplement) in any material respect, as evidenced by an officer’s certificate provided by RCFC and subject to the satisfaction of the Rating Agency Condition (as defined in the Series 2011-1 Supplement).

NOW THEREFORE, the Parties hereto agree as follows:

1.   Definitions.  Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Group VIII Lease or, if not defined therein, in the Series 2011-2 Supplement, dated as of October 26, 2011, between RCFC and the Trustee (as such Series 2011-2 Supplement may be amended, amended and restated or otherwise modified and in effect from time to time in accordance with the terms thereof) to the Base Indenture (the “Series 2011-2 Supplement”).

2.   Amendment.  The Group VIII Lease is hereby amended as follows:

(a)  Clause (h) of Section 24.4 is hereby amended and restated as follows:

“(h)           Non-Program Vehicle Report.  Annual reports (or semi-annual at the option of the Master Servicer) of independent public accountants as follows:  On or before the second Determination Date immediately following March 31 of each year, beginning with March 31, 2012, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer and who is reasonably acceptable to the Rating Agencies) to furnish a report (the “Non-Program Vehicle Report”) to the Lessor, the Trustee and the Master Collateral Agent to the effect that they have performed certain agreed upon procedures with respect to the calculation of Disposition Proceeds obtained from the sale or other disposition of all Non-Program Vehicles (other than Casualties) sold or otherwise disposed of during each Related Month in such period and compared such calculations of Disposition Proceeds with the corresponding amounts set forth in the Daily Reports prepared by the Master Servicer pursuant to clause (a) above and that on the basis of such comparison such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report.  The Master Servicer shall serve as agent for the users of the report in determining the sufficiency of such procedure.”

3.   Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Group VIII Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Group VIII Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the Group VIII Lease specifically referred to herein and any references in the Group VIII Lease to the provisions of the Group VIII Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

4.   Conditions Precedent.  This Amendment shall be effective on the first date on which all of the following conditions have been satisfied:

(a)	The Trustee shall have received an officer’s certificate from RCFC stating that the Amendment does not adversely affect the interests of the Series 2011-1 Noteholders in any material respect.

(b)
Each of DBRS, Inc. and Moody’s Investors Service, Inc. shall have notified RCFC, DTAG, the Series 2011-1 Letter of Credit Provider (as defined in the Series 2011-1 Supplement) and the Trustee in writing that the Amendment will not result in a reduction or withdrawal of its respective rating of the Series 2011-1 Notes.

5.   Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.   GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7.   Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LESSOR:

RENTAL CAR FINANCE CORP.

By:____________________________________
H. Clifford Buster III
President and Treasurer

Address:            5330 East 31st Street
Tulsa, Oklahoma  74135
Attention:          H. Clifford Buster
Telephone:         (918) 669-2272
Facsimile:            (918) 669-2970

LESSEES AND SERVICERS:

DTG OPERATIONS, INC.

By:____________________________________
H. Clifford Buster III
Executive Vice President
Chief Financial Officer and Treasurer

Address:            5330 East 31st Street
Tulsa, Oklahoma  74135
Attention:          H. Clifford Buster
Telephone:         (918) 669-2272
Facsimile:            (918) 669-2970

GUARANTOR:

DOLLAR THRIFTY AUTOMOTIVE
GROUP, INC.

By:____________________________________
H. Clifford Buster III
Senior Executive Vice President, Chief
Financial Officer and Treasurer

Address:            5330 East 31st Street
Tulsa, Oklahoma  74135
Attention:          H. Clifford Buster
Telephone:         (918) 669-2272
Facsimile:            (918) 669-2301

The foregoing Amendment is hereby consented
and accepted as of the date first above written:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:_______________________________
       Name:
       Title:

By:_______________________________
       Name:
       Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Master Collateral Agent

By:_______________________________
       Name:
       Title:

By:_______________________________
       Name:
       Title:

WELLS FARGO BANK, N.A.,
as the sole Series 2011-2 Noteholder

By:_______________________________
       Name:
       Title: